UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                               September 15, 1996
               (Date of Report (Date of Earliest Event Reported))


                         VENTURA COUNTY NATIONAL BANCORP
             (Exact name of registrant as specified in its charter)

   CALIFORNIA                    0-15814                       77-00038387
 (State or other           (Commission File                  (I.R.S. Employer
 jurisdiction                    Number)                      Identification
of incorporation                                                  Number)
 or organization)

                               500 Esplanade Drive
                            Ventura, California 93030
                                 (805) 981-2600

    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)



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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM 4.   CHANGES IN BANK'S CERTIFYING ACCOUNTANT.

          Not applicable.

ITEM 5.   OTHER EVENTS.

     (a) On September 15, 1996, Registrant and City National Corporation ("CNC") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provided for the Merger ("Merger") of Registrant with and into CNC, subject to, among other customary conditions, regulatory approval and approval by the shareholders of Registrant.

     Pursuant to the Merger Agreement, each outstanding share of Registrant's common stock, no par value ("VCNB Stock") will be exchanged, at the election of the shareholder, for (i) shares of CNC common stock, $.01 par value ("CNC Stock") in an amount (the "Exchange Ratio") equal to the quotient of $5.03 divided by the average of the closing sales prices of CNC Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions reporting system during a specified period ending three trading days before the anticipated effective date of the Merger (the "Final CNC Stock Price"), (ii) cash in the amount of $5.03, or (iii) a combination of CNC Stock and cash. The Exchange Ratio will NOT be adjusted to the extent the Final CNC Stock Price is below $15.65 or above $19.10. The aggregate amount of CNC Stock available to holders who elect to receive CNC Stock shall equal approximately 55% of the total consideration paid by CNC to holders of VCNB Stock in the Merger. To the extent that elections for CNC Stock are made for more or less than such amount, shares of CNC Stock and the cash consideration will be distributed on a pro rata basis.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as
Exhibit 2.1 and incorporated herein by reference.

     (b) In connection with the execution of the Merger Agreement, the Registrant and CNC entered into a Stock Option Agreement, dated as of September 15, 1996 (the "Option Agreement"), pursuant to which Registrant granted CNC the right to purchase up to 19.99% of the shares of VCNB Stock at a price of $3.93 per share upon the occurrence of certain events described therein relating generally to the acquisition of the Registrant by a third party. The Option Agreement provides that in no event shall CNC realize a total profit in excess of $2.0 million from the exercise of the option issued thereunder.

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
     The foregoing description is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements.

               Not applicable.

          (b)  Pro Forma Financial Statements.

               Not applicable.

          (c)  Exhibits.

               2.1      Agreement and Plan of Merger
               99.1     Stock Option Agreement
               99.2     Press Release dated September 16, 1996

ITEM 8.   CHANGE IN FISCAL YEAR.

          Not applicable.


                                   SIGNATURES

     Under the requirements of the Securities and Exchange Act of 1934, Ventura County National Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    September 23, 1996.

                               VENTURA COUNTY NATIONAL BANCORP


                               By       /s/ Richard S. Cupp
                                        -------------------------------------
                                        Richard S. Cupp
                                        President and Chief Executive Officer



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